Exhibit 23.3

CONSENT OF MCDANIEL & ASSOCIATES CONSULTANTS LTD.

We hereby consent to the reference of our firm and to the use of our report conducting an audit of the Canadian Oil and Gas Properties for the Kaybob Duvernay and Greater Tupper Montney Projects located within the Province of British Columbia and Alberta, Canada, effective December 31, 2025 and dated January 19, 2026 in the Murphy Oil Corporation Form 10-K for the year ended December 31, 2025, Registration Statement Form S-8, No. 333-282615, 333-256048 and 333-241837 and Registration Statement Form S‑3, No. 333-282655 and in any related prospectus, including any reference to our firm under the heading “Experts” in such prospectus.

                        McDaniel & Associates Consultants Ltd.

                        /s/ Michael Verney

                        Michael Verney, P.Eng.
                        Executive Vice President

                        February 24, 2026
                        APEGA PERMIT NUMBER: P3145

2000, Eighth Avenue Place, East Tower, 525 - 8 Avenue SW, Calgary, AB, T2P 1G1 Tel: (403) 262-5506 www.mcdan.com